EXHIBIT 10.1

ACCESSION AGREEMENT dated as of August 30, 2005, between FEDERATED RETAIL HOLDINGS, INC. and JPMORGAN CHASE BANK, N.A., as Paying Agent.

        Reference is made to the Credit Agreement dated as of July 18, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Federated Department Stores, Inc. ("FDSI"), Federated Retail Holdings, Inc. (the "Borrower"), the Lenders party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Administrative Agents and JPMorgan Chase Bank, N.A., as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:

            SECTION 1. The Borrower by its signature below hereby accedes to the Credit Agreement and the Guarantee Agreement and shall hereafter have the rights and obligations of the Borrower thereunder with the same force and effect as if it had executed and delivered counterparts thereof and agrees to all the terms and provisions of the Credit Agreement and the Guarantee Agreement applicable to it as the Borrower thereunder. The Borrower hereby represents and warrants that the representations and warranties made by it as the Borrower under the Credit Agreement are true and correct on and as of the date hereof.

            SECTION 2. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective when the Paying Agent shall have received a counterpart of this Agreement that bears the signature of the Borrower and the Paying Agent has executed a counterpart hereof.

            SECTION 3. The Credit Agreement and the Guarantee Agreement shall remain in full force and effect.

            SECTION 4. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 5. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

        IN WITNESS WHEREOF, the Borrower and the Paying Agent have duly executed this Agreement as of the day and year first above written.

FEDERATED RETAIL HOLDINGS, INC.,

By /s/ Brian M. Szames
Name: Brian M. Szames
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A.,
as Paying Agent

By: /s/ Barry Bergman
Name: Barry Bergman
Title: Managing Director